As filed with the Securities and Exchange Commission on March 11, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	32-0415537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5808 Lake Washington Blvd. NE, Suite 300

Kirkland, Washington 98033

(Address of principal executive offices)

Rightside Group, Ltd. 2014 Incentive Award Plan

Rightside Group, Ltd. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Taryn J. Naidu

Chief Executive Officer
5808 Lake Washington Blvd. NE, Suite 300

Kirkland, Washington 98033

(Name and address of agent for service)

(425) 298-2500

(Telephone number, including area code, of agent for service)

Copies to:

Rick Danis Elizabeth Lee Rightside Group, Ltd. 5808 Lake Washington Blvd., NE Suite 300 Kirkland, Washington 98033 (425) 298-2500	Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐ (do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common stock, $0.0001 par value per share: 2014 Incentive Award Plan	665,000 (3)	$8.20	$5,453,000.00	$549.12

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock of Rightside Group, Ltd. (the “Registrant”) that become issuable under the Rightside Group, Ltd. 2014 Incentive Award Plan (the “2014 Plan”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s common stock.

(2)

Our Board of Directors determined not to increase the number of shares reserved for issuance under the Rightside Group, Ltd. 2014 Employee Stock Purchase Plan (the “2014 ESPP”), and consequently no additional shares are being reserved for issuance under the 2014 ESPP pursuant to this Registration Statement on Form S-8.

(3)	Represents 665,000 additional shares of common stock available for issuance as a result of the annual evergreen increase pursuant to the 2014 Plan.

(4)

Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Registrant’s common stock as reported on the market of The NASDAQ Global Select Market on March 9, 2016.

RIGHTSIDE GROUP, LTD.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

We are filing this Registration Statement on Form S-8 (the “Registration Statement”) to register the offer and sale of 665,000 additional shares of our Common Stock to be issued pursuant to the Rightside Group, Ltd. 2014 Incentive Award Plan (the “2014 Plan”) as a result of the evergreen increase for 2016 as determined by our Board of Directors.

The evergreen provision of the 2014 Plan provides that the total number of shares of Common Stock reserved for issuance under the 2014 Plan be increased on the first day of each fiscal year in an amount equal to the least of (i) 1,500,000 shares, (ii) five percent (5%) of the shares outstanding on the last day of the immediately preceding fiscal year, and (iii) such smaller number of shares as may be determined by our Board of Directors.

The Rightside Group, Ltd. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) does not include an evergreen provision. Consequently, no additional shares are being reserved for issuance under the 2014 ESPP pursuant to this Registration Statement.

The contents of (i) the previous Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the 2014 Plan and the 2014 ESPP on July 31, 2014 (No. 333-197763) and (ii) the previous Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E for the 2014 Plan on March 23, 2015 (No. 333-202939) (together, the “Previous Forms S-8”), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, is incorporated herein by reference pursuant to General Instruction E of Form S-8.

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference:

(a)	the Registrant’s Annual Report on Form 10-K (File No. 001-36262) for the fiscal year ended December 31, 2015, filed with the Commission on March 11, 2016 (the “Annual Report”);
(b)

all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10 (File No. 001-36262), filed with the Commission on January 13, 2014 pursuant to Section 12(b) of the Exchange Act (the “Registration Statement”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Form of Common Stock Certificate of Rightside Group, Ltd.	10-12B/A	001-36262	4.1	May 20, 2014
4.2	Rightside Group, Ltd. 2014 Incentive Award Plan.	10-12B/A	001-36262	10.5	July 14, 2014
4.3	Rightside Group, Ltd. 2014 Employee Stock Purchase Plan.	10-12B/A	001-36262	10.6	July 14, 2014
4.4	Form of Stock Option Agreement.	10-12B/A	001-36262	10.17	July 3, 2014
4.5	Form of Restricted Stock Unit Agreement.	10-12B/A	001-36262	10.18	July 3, 2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on March 11, 2016.

RIGHTSIDE GROUP, LTD.

By:	/s/ TARYN J. NAIDU
Taryn J. Naidu
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Taryn J. Naidu and Tracy Knox, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Rightside Group, Ltd.) to sign the Registration Statement on Form S-8 of Rightside Group, Ltd., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ TARYN J. NAIDU	Chief Executive Officer	March 11, 2016
Taryn J. Naidu	(Principal Executive Officer)

/s/ TRACY KNOX	Chief Financial Officer	March 11, 2016
Tracy Knox	(Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID E. PANOS	Chairman of the Board	March 11, 2016
David E. Panos

/s/ DIANE M. IRVINE	Director	March 11, 2016
Diane M. Irvine

/s/ ROBERT J. MAJTELES	Director	March 11, 2016
Robert J. Majteles

/s/ JAMES R. QUANDT	Director	March 11, 2016
James R. Quandt

/s/ RICHARD C. SPALDING	Director	March 11, 2016
Richard C. Spalding

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Form of Common Stock Certificate of Rightside Group, Ltd.	10-12B/A	001-36262	4.1	May 20, 2014
4.2	Rightside Group, Ltd. 2014 Incentive Award Plan.	10-12B/A	001-36262	10.5	July 14, 2014
4.3	Rightside Group, Ltd. 2014 Employee Stock Purchase Plan.	10-12B/A	001-36262	10.6	July 14, 2014
4.4	Form of Stock Option Agreement.	10-12B/A	001-36262	10.17	July 3, 2014
4.5	Form of Restricted Stock Unit Agreement.	10-12B/A	001-36262	10.18	July 3, 2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).